Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS















The Board of Directors
HealthCare Capital Corporation:

We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in the prospectus.


/S/ KPMG PEAT MARWICK LLP


Portland, Oregon
June 6, 1997